Exhibit 4.5

                        SECURITIES SUBSCRIPTION AGREEMENT


Date: ______


     1. BRANDED MEDIA CORPORATION, a Nevada Corporation (the "Company"), offered for sale and the undersigned purchaser, __________, a ______ company (the "Purchaser"), hereby tenders this subscription and applies for the purchase of ________ shares of common stock (the "Common Stock" or the "Shares" to be issued) of the Company, in the principal amount ______, with a purchase price of $____ per share.

     Together with this Subscription Agreement, the Purchaser is delivering to the Company the full amount of the purchase price for the Shares for which it is subscribing by cash, check, wire transfer, promissory note, or services to the Company.

     2. The Offering is being conducted in reliance upon the exemption from the registration requirements of the Securities Act of 1933 (the Act) set forth in Rule 504 of Regulation D promulgated under the Act, Sections 5.I, 5.T and 7 of the Texas Securities Act, Rule 139.19 of the Texas Administrative Code, and the Regulations promulgated thereunder.

     3. Representations and Warranties of Purchaser. In order to induce the Company to accept this subscription, the Purchaser hereby represents and warrants to, and covenants with, the Company as follows:

          A. The Purchaser is purchasing the Common Stock to be issued for its own account for investment purposes and not with a view towards distribution and has no present arrangement of intention to sell the Common Stock;

          B. The Purchaser acknowledges and agrees that the Common Stock has not been registered under the Act and may not be offered or sold in the United States or to U.S. Persons unless the Shares are registered under the Act or an exemption from the registration requirements of the Act is available. The foregoing notwithstanding, the Shares issued shall be free of stop transfer instructions or restrictions and the Purchaser acknowledges that it is the Purchaser's responsibility to comply with all applicable state and federal securities laws regarding resale of the Shares;

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          C. The Purchaser is not an officer, director or affiliate (as that term is defined in Rule 403 under the Act) of the Company, and the Company shall not treat or consider the Purchaser as an officer, director or affiliate.

          D. Purchaser is purchasing the Shares for its own account and Purchaser is qualified to purchase the Shares under the laws of the State of Texas;

          E. All Invitations, offers and sales of or in respect of the Shares, by Purchaser and any distribution by Purchaser of any documents relating to the offer by it of any of the Shares will be in compliance with applicable laws and regulations and wilI be made in such a manner that no prospectus need be filed and no other filing need be made by Company with any regulatory authority or stock exchange in any country or any political subdivision of any country;

          F. The Purchaser has received and carefully reviewed the Company's Business Plan and financial statements and has had the opportunity to ask and receive answers to any and all questions the Purchaser had with respect to the Company, its Business Plan, Management and current financial condition;

          G. The Purchaser is an accredited Texas investor as defined by Regulation D and has such knowledge and expertise in financial and business matters that the Purchaser is capable of evaluating the merits and risks involved in an investment in the Common Stock and acknowledges that an investment in the Common Stock entails a number of very significant risks and Purchaser is able to withstand the total loss of its investment;

          H. Except as set forth in this Agreement, no representations or warranties have been made to the Purchaser by the Company or any agent, employee or affiliate of the Company, and in entering into this transaction the Purchaser is not relying upon any information, other than that contained In this Agreement, the Company's disclosure materials, and the results of independent investigation by the Purchaser;

          I. The Purchaser understands that the Common Stock is being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States Federal and State securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Common Stock, and the Purchaser acknowledges that it is Purchaser's responsibility to satisfy itself as to the full observance by this Offering and the sale of the Common Stock to Purchaser of the laws of any jurisdiction outside the United States and Purchaser has done so;

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          J. The Purchaser has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and this Agreement is a legally binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms; and

          K. Purchaser understands that in the view of the SEC the statutory basis for the exemption claimed for, the transaction would not be present if the Offering, although in technical compliance with Regulation D, is part of a plan or scheme to evade the registration provisions of the 1933 Act and Purchaser confirms that its purchase is not part of any such plan or scheme. Purchaser has no present intention to sell the Common Stock.

          L. The purchaser represents that it is purchasing the securities subscribed to hereby for itself, and with the intent to hold such securities for investment purposes, such that, absent a change in circumstances, it will hold these securities for a minimum period of 12 months. For purposes of this subscription, a change in circumstances includes, but not by way of limitation,
a) any unexpected or unforeseeable material change in the purchaser's financial condition or business prospects, including a merger or exchange of shares, change in control, appointment of a receiver, or bankruptcy, or b) any unexpected or unforeseeable material change in the issuer's financial condition or business prospects, including a merger or exchange of shares, change in control, appointment of a receiver, or bankruptcy, that has resulted in or the purchaser reasonably expects will result in a material change in the existing market for the issuer's securities, such as a substantial increase or decrease in the price thereof.

     4. Representations of the Company.

     The Company represents and warrants:

          A. The Company is in full compliance, to the extent applicable, with all reporting obligations under state and federal law, will stay current and is responsible for filing all necessary reports and paperwork.

          B. The execution, delivery and performance of this Agreement and the consummation of the Issuance of the Common Stock and the transactions contemplated by this Agreement are within the Company's corporate powers and have been duly authorized by all necessary corporate and stockholder action on behalf of the Company. The Issuer guarantees that there is and will be enough shares authorized to issue all necessary free trading shares. The Issuer will guarantee and assist that delivered shares are good delivery and will clear transfer.

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          C. All documents provided to the Purchaser do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statement therein in light of the circumstances under which they were made, not misleading. Prior to signing this agreement the Company shall have notified the Purchaser if there is anyone group or entity that owns greater than 10% of the outstanding common stock.

          D. The Company agrees not to effect a "reverse split" of its Common Stock for a period of sixty days, or for the term of this offering without prior written consent of the Purchaser.

          E. The Company agrees that the purchaser shall have first right of refusal to any offerings at a discount to the market price for a period of sixty days. Purchaser and Seller/Issuer agree that they are both sophisticated with respect to this type of transaction and have both done their own independent due-diligence and agree to hold intermediaries, placement agents, finders and brokers harmless with respect to any litigation.

          F. The filing of SEC Form D/504 is to be the responsibility of the Issuing Company.

          G. The Company has authorized and confirmed their transfer agent will accept a photocopy of the Purchaser's Corporate Resolution.

          H. The Company is not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended and was not subject to these sections at the time of the sale.

          I. The Company is not an Investment Company or a development stage company with no specific business plan.

          J. Including the Common Stock included In this Subscription Agreement, the Company has raised less than $1,000,000 under Rule 504 during the past twelve months.

     5. Non-Binding Until Acceptance. The Purchaser understands that this subscription is not binding upon the Company until the Company accepts it, which acceptance is at the sole discretion of the Company and is to be evidenced by the Company's execution of this Agreement where indicated. This Agreement shall be null and void if the Company does not accept it as aforesaid. Upon acceptance by the Company and receipt of the total purchase price, the Company will issue one or more certificates for the full number of shares of Common Stock subscribed for.

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     6. Non-Assignability. Neither this Agreement nor any of the rights of the
Purchaser hereunder may be transferred or assigned by the Purchaser.

     7. Governing Law. This Agreement will be construed and enforced in accordance with and governed by the laws of the State of Nevada except for matters arising under the Act, without reference to principles of conflicts of law. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the State of Nevada or the state courts of the State of Nevada in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. At Purchaser's election, any dispute between the parties may be arbitrated rather than litigated in the courts, before the American Arbitration Association in Las Vegas, Nevada, and pursuant to its rules. Upon demand made by the Holder to the Company, the Company agrees to submit to and participate in such arbitration.

     8. Facsimile Signatures. Execution of this Agreement and delivery of signed copies thereof by facsimile signatures from the parties hereto or their agents is acceptable to the parties who waive any objections or defenses based upon lack of an original signature.

     IN WITNESS WHEREOF, the Purchaser has executed this Securities Subscription Agreement on the date set forth below.,


----------------------
(Signature of Investor)






-----------------------------
Social Security Number and/or
Tax Identification Number


NUMBER OF SHARES PURCHASED:

Price per share:

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Payment Herewith:


This Subscription Agreement
Accepted this ___ day of _____, 200_.


BRANDED MEDIA CORPORATION


By:
    ----------------------------------------
         Donald C. Taylor
         CEO

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